UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2019
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376		94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On December 18, 2019, FMC Corporation (“FMC” or the “Company”) announced its Board of Directors has appointed Mark Douglas as president and chief executive officer, effective June 1, 2020. Pierre Brondeau will continue to serve as chairman of the Board and chief executive officer through May 31, 2020, at which time he will become executive chairman and remain a member of the Board of Directors, assuming his re-election at the annual meeting of stockholders. Mr. Brondeau has served as the chief executive officer and chairman of the Board of FMC since 2010.

Mr. Douglas is appointed FMC president and CEO-elect effective immediately. Mr. Douglas will work with Mr. Brondeau and the Board of Directors during the next five months on an orderly transition. The Board expects to nominate Mr. Douglas for election as a member of FMC’s board of directors at the April 2020 annual meeting of stockholders.

Mr. Douglas, age 57, joined FMC in March 2010 as vice president, Global Operations and International Development, and was named president of the Industrial Chemicals Group in 2011. From October 2012 until May 2018, Mr. Douglas served as president of the Agricultural Solutions business. Since June 2018, Mr. Douglas has served as president and chief operating officer of the Company. Mr. Douglas joined FMC from The Dow Chemical Company where he was vice president, president Asia, Dow Advanced Materials. Prior to Dow, he was corporate vice president, president Asia, Rohm and Haas Company, based in Shanghai. During his 21 years with Rohm and Haas, Mr. Douglas held sales, marketing and executive management positions in London, Singapore, Shanghai and Philadelphia.

Mr. Douglas is a director of Quaker Houghton. He also is a member of the Crop Life International Board of Directors and serves on the Board of Trustees of the Pennsylvania Academy of the Fine Arts.

There are no family relationships between Mr. Douglas and any of the Company’s directors and officers. There has been no arrangement or understanding between Mr. Douglas and any other person pursuant to which Mr. Douglas was appointed to this position. Further, Mr. Douglas is not party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with the executive management changes described herein, the Company’s Compensation and Organization Committee will make adjustments to the base salary levels and annual bonus opportunities for Messrs. Brondeau and Douglas, effective June 1, 2020, to reflect their revised roles. These changes are expected to be determined prior to June 1, 2020 and announced promptly after they are determined.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1 Press Release dated December 18, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/S/ MICHAEL F. REILLY
Michael F. Reilly Executive Vice President, General Counsel and Secretary
Date: December 18, 2019